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                                                                    Exhibit 10.4





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                             INTERCREDITOR AGREEMENT


         THIS INTERCREDITOR AGREEMENT is made as of November 21, 2001, between FLEET CAPITAL CORPORATION ("Fleet") and INGRAM MICRO INC., a Delaware corporation ("Ingram"); and accepted by EMTEC, INC. (the "Borrower").

                                   BACKGROUND

         A. The Borrower and Fleet executed a certain a Loan and Security Agreement dated as of the date hereof (such agreement, as amended from time to time hereafter, the "Loan Agreement") whereby Fleet agreed to extend to Borrower a revolving credit facility in the maximum principal amount of Ten Million Dollars ($10,000,000.00) (the "Revolving Credit").

         B. The Borrower's obligations to repay the Revolving Credit are evidenced by a certain promissory note executed by the Borrower dated as of the date hereof in the face amount of $10,000,000 payable to the order of Fleet (the "Note").

         C. The Borrower's obligations to Fleet with respect to the Revolving Credit, together with any and all obligations of the Borrower to Fleet, whether now existing or hereafter incurred, direct or indirect, absolute or contingent, and whether or not arising in connection with the Revolving Credit including, without limitation, principal, interest (including without limitation post-petition interest if any), fees, costs and expenses of administration and enforcement (including reasonable attorney's fees and expenses), and any amount paid to Fleet but thereafter rescinded, restored or returned by the recipient thereof are hereinafter referred to collectively as the "Fleet Debt".

         D. To secure the Borrower's obligations to repay Fleet Debt, among other things, the Borrower granted to Fleet a security interest in and to all of the Borrower's tangible and intangible personal property including without limitation accounts, chattel paper, contract rights, deposit accounts, documents, equipment including fixtures, financial assets, general intangibles, including payment intangibles and software, instruments, intellectual property, inventory, investment property, letter-of-credit rights, money, security entitlements, software, supporting obligations, uncertificated securities and any proceeds of the foregoing (collectively the "Fleet Collateral").

         E. The Borrower is indebted to Ingram for amounts (the "Ingram Debt") incurred in connection with the sale of inventory by Ingram (the "Ingram Inventory") to the Borrower.

         F. The Ingram Debt is secured by a security interest in and to all of the Borrower's equipment, inventory, accounts and chattel paper, including but not limited to the Ingram Inventory and the proceeds thereof (collectively, the "Ingram Collateral"). The Ingram Collateral excluding the Ingram Inventory but including the proceeds of sale of the Ingram Inventory (except as otherwise provided herein) shall be referred to herein as the "Fleet Priority Collateral.

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         G. The parties hereto desire to set forth their agreement with respect to the relative rights of Ingram and Fleet in the Fleet Priority Collateral and the Ingram Inventory.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1. Priorities as to Collateral.

         1.1 Any lien or security interest now existing or hereafter acquired by Ingram in and to the Fleet Priority Collateral, including without limitation all accounts and general intangibles of the Borrower shall be subject and subordinate in all respects and for all purposes to the liens and security interests now existing or hereafter acquired by Fleet in and to the Fleet Priority Collateral, including without limitation the Borrower's accounts and general intangibles whether or not proceeds of Ingram Inventory. Ingram shall have no lien on Fleet Collateral which is not part of the Fleet Priority Collateral.

         1.2 Any lien or security interest now existing or hereafter acquired by Fleet in and to the Ingram Inventory shall be subject and subordinate in all respects and for all purposes to the liens and security interests now existing or hereafter acquired by Ingram in and to the Ingram Inventory. Notwithstanding the foregoing, as set forth above, Fleet shall have a prior and superior right in and to all accounts and general intangibles whether or not proceeds of Ingram Inventory.

         1.3 The priorities of liens and security interests stated in subsections 1.1 and 1.2 above, of this Section 1, shall be applicable regardless of the order of creation, attachment, or perfection of such liens or security interests or any priority that might otherwise be available under applicable law and notwithstanding any representation, warranty, covenant, or agreement to the contrary made by the Borrower.

SECTION 2. Priorities Generally.

         2.1 Ingram represents and warrants that it does not have, and covenants that without Fleet's prior written consent, it will not take, any lien or security interest in and to any assets of the Borrower, any Subsidiary or Affiliate of Borrower other than its now existing security interest in the Fleet Priority Collateral and the Ingram Inventory and the Borrower covenants and agrees not to grant or allow any of its Subsidiaries or Affiliates to grant any lien or security interest to Ingram, in and to any assets other than the interest in favor of Ingram in the Fleet Priority Collateral and the Ingram Inventory. In the event that Ingram has or hereafter takes such lien or security interest, whether in violation of the preceding sentence or with the prior written consent of Fleet, (1) to the extent that Fleet has a lien or security interest in the same property, the lien or security interest of Ingram shall be subject and subordinate in all respects and for all purposes to the liens and security interests now existing or hereafter acquired by Fleet therein, regardless of the order of creation, attachment or filing or other perfection (excluding Ingram's lien on the Ingram Inventory which shall be superior and senior in all respects to the lien of Fleet

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in the Ingram Inventory), and (2) to the extent that Fleet does not have a lien or security interest in the same property (excluding Ingram Inventory), the lien or security interest received by Ingram shall be received by it IN TRUST for the benefit of Fleet and Ingram shall promptly assign such lien or security interest and any and all perfection filings to Fleet, shall transfer possession of any such collateral at any time in its possession, and shall pay over to Fleet any and all payments or proceeds received by it in respect to such lien or security interest, and in either such case Fleet shall be entitled to receive from the proceeds thereof all amounts due to Fleet by the Borrower, whether principal, interest, costs of collection or otherwise, before Ingram receives any proceeds therefrom.

         2.2 Ingram covenants and agrees that the Ingram Debt and all of the rights and remedies of Ingram with respect to the Ingram Debt (excluding any and all rights and remedies with respect to the Ingram Inventory) are hereby made subordinate and subject in right of payment to the prior payment in full of any and all Fleet Debt, and the Borrower covenants and agrees not to make any payment on or with respect to the Ingram Debt until payment in full of any and all Fleet Debt, except as set forth in the immediately following sentence. Ingram shall be entitled to receive and the Borrower shall be permitted to pay regularly scheduled payments due under the Ingram Debt, provided that each of the following conditions are met at the time of each such payment due: (a) any such payment shall be made on or after the date such payment is due; (b) on or prior to the date on which payment under the Ingram Debt is to be paid, the Borrower shall have paid to Fleet any and all amounts which were due and payable to Fleet under or in connection with the Fleet Debt; and (c) such payment shall not be prohibited by Section 3 hereof. Notwithstanding anything to the contrary contained herein, Ingram shall be permitted to retain any proceeds received by Ingram from the exercise of its remedies in accordance with Section 3.2 hereof or payments received by Ingram for or on account of Ingram Inventory in advance of, or simultaneously with, delivery thereof ("c.o.d. payments").

SECTION 3. Exercise of Remedies.

         3.1 Ingram covenants and agrees that until the Fleet Debt shall have been paid in full, except as expressly permitted under this Agreement, Ingram will not take any action to accelerate the obligations outstanding under the Ingram Debt, to exercise any of its remedies in respect of such obligations, including without limitation to initiate a reorganization of, or litigation against, the Borrower or to foreclose or otherwise realize on any Fleet Priority Collateral. Ingram shall be entitled: (i) to accelerate the obligations outstanding under the Ingram Debt if an event of default shall have occurred under the Ingram Debt or if Fleet has accelerated the Fleet Debt; and (ii) during any period when there is no Standstill Period (as hereinafter defined) but only during such period, after giving not less than five (5) Business Days prior written notice thereof to Fleet, to take any action prohibited by the prior sentence of this Section 3.1 but otherwise available under the Ingram Debt (excluding actions to foreclose upon or exercise remedies with respect to the Ingram Inventory), provided however that, if Fleet accelerates the Fleet Debt, commences legal proceedings against the Borrower, seizes Fleet Priority Collateral or takes any other remedial action permitted by the Fleet Debt (collectively, "Remedial Actions") (other than solely instituting legal proceedings against the Borrower without accelerating or undertaking any other Remedial Action) after Ingram commences any action permitted under this Section 3.1(ii),

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Ingram will discontinue such action until the Fleet Debt is repaid in full or
Fleet otherwise consents in writing. Any proceeds received by Ingram in connection with the Ingram Debt (excluding payments received from the Ingram Inventory) shall be immediately paid over to Fleet to be applied toward repayment of the Fleet Debt, until the Fleet Debt is repaid in full.

         3.2 Ingram and the Borrower acknowledge that after the occurrence and during the continuance of an Event of Default (as defined under the Fleet Debt), Fleet, at its option, may take any action to foreclose or realize upon or enforce any of its rights, including without limitation any of its rights with respect to any Fleet Collateral, without the prior consent of the Borrower or Ingram. Upon written notice of such Event of Default given to the Borrower and Ingram by Fleet unless and until there is no Standstill Period with respect to such Event of Default, no payment shall be made by the Borrower with respect to the Ingram Debt. Fleet and the Borrower acknowledge that after the occurrence and during the continuance of an Event of Default (as defined under the Ingram
Debt), Ingram, at its option, may take any action to foreclose or realize upon or enforce any of its rights or remedies with respect to any Ingram Inventory, without the prior consent of the Borrower or Fleet.

         3.3 The term "Standstill Period" shall mean a period commencing on the date Fleet sends written notice to the Borrower and Ingram that the Borrower has failed to comply with any covenant in the Loan Documents or that an Event of Default under the Loan Documents, not involving the Borrower's obligation to make payments to Fleet, has occurred and that as a result, a Standstill Period is to commence, and ending on the earlier of (i) the date that such breach, failure or Event of Default is cured by the Borrower or waived in writing by Fleet, or (iii) that date which is 180 days after the commencement of the Standstill Period.

         3.4 Upon any acceleration of Fleet Debt, distribution of assets, winding up, total or partial liquidation, dissolution, reorganization or readjustment of the debt, custodianship, bankruptcy, receivership, or insolvency or upon an assignment for the benefit of creditors or upon any other marshalling of the assets and liabilities of the Borrower:

                  (a) all of the principal, interest and other amounts constituting Fleet Debt whether or not then due and payable shall first be paid in full before any payment of principal, interest, or any other amount constituting Ingram Debt, excluding any payments received by Ingram in accordance with subsection 3.6(e);

                  (b) any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities to which Ingram would be otherwise entitled (but for the terms hereof) excluding the Ingram Inventory and proceeds solely from disposition by Ingram or a trustee of the Ingram Inventory shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other person making such distribution directly to Fleet, for application to the payment of Fleet Debt to the extent necessary to pay Fleet Debt in full, and Ingram irrevocably (a) authorizes and empowers Fleet or Fleet's representative to demand, sue for, collect and receive all such payments and distributions, and to file, vote and prove all claims therefor and to take all such other action, in its name or otherwise, as Fleet or Fleet's representative may determine to be necessary or appropriate, and (b)

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authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority to effect all such payments and distributions;

                  (c) Ingram shall execute and deliver to Fleet or its representative all such further instruments confirming the authorization referred to in the foregoing subsection 3.6(b), and any powers of attorney specifically confirming the rights of Fleet arising under the foregoing subsection 3.6(b), and all such proofs of claim, assignments of claim and other instruments and shall take all such other actions as may be reasonably requested by Fleet in order to enable Fleet to enforce all claims upon or in respect of the Ingram Debt;

                  (d) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Borrower of any kind or character, whether in cash, property or securities shall be received by Ingram before all of Fleet Debt is paid in full excluding any payment Ingram is entitled to receive in accordance with the provisions of Section 2.3 or subsection 3.6(e) hereof, such payments or distributions shall be held IN TRUST by Ingram for Fleet and shall be forthwith paid over or delivered to Fleet, for application to payment of Fleet Debt remaining unpaid to the extent necessary to pay Fleet Debt in full; and

                  (e) in the event of any disposition of Ingram Inventory outside of the ordinary course of business of the Borrower, all proceeds of Ingram Inventory shall be distributed first to Ingram until the Ingram Debt has been paid in full. Fleet agrees that if it should receive any monies from the liquidation, collection or other disposition outside of the ordinary course of business of the Borrower of any Ingram Inventory prior to payment in full of the Ingram Debt, it will hold such monies in trust for Ingram and will promptly pay them over to Ingram.

SECTION 4. Additional Representations, Warranties and Covenants of Ingram. Ingram represents, warrants and covenants that (a) it has not made any prior assignment of or other agreement respecting the Ingram Debt, the Fleet Priority Collateral or any of its rights relating thereto, (b) it will not make any such assignment or other agreement without the prior written consent of Fleet, (c) as of the date of this Agreement, there is no event of default or event which with the passage of time or the giving of notice or both would be an event of default under and as defined in the Ingram Debt, (d) while this Agreement is in effect, it will not enter into any material amendment accelerating the payment schedules for principal or interest or accelerating the maturity date thereof; (e) the execution, delivery and performance of this Intercreditor Agreement and all other agreements, instruments and documents provided for herein, have been duly authorized by all necessary and proper corporate action, no consent or approval of any person, no consent or approval of any landlord or mortgagee, no waiver of any lien or right of distraint or other similar right nor any other consent, order, license, approval, authorization or declaration of, or filing with, any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery, performance, validity or enforcement of, or priority created by, this Intercreditor Agreement, and any other agreements, instruments or documents to be executed or delivered pursuant hereto; (f) neither the execution and delivery of this Intercreditor Agreement nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, will contravene any provision of law, statute, rule or regulation to which Ingram is subject or will conflict with or result in a breach of any

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judgment, decree, writ, injunction, ordinance, resolution, award, franchise, order or permit or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or its charter documents; (g) this Intercreditor Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of Ingram, enforceable in accordance with its terms, except to the extent that enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by principles of equity; (h) Fleet has not made any representation or warranty, expressed or implied, to Ingram, and no acts by Fleet heretofore or hereafter taken, including any review of the financial condition or business affairs of the Borrower shall be deemed to constitute any representation or warranty by Fleet to Ingram; and (i) in connection with its entry into and performance of its obligations under this Intercreditor Agreement, Ingram has made and shall continue to make its own independent investigation of the financial condition and business affairs of the Borrower, its own independent appraisal of the creditworthiness of the Borrower, and its own independent evaluation of the value and lien status of the Fleet Priority Collateral.

SECTION 5. Additional Representations, Warranties and Covenants of Fleet. Fleet represents, warrants and covenants that: (a) this Intercreditor Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of Fleet, enforceable in accordance with its terms; (b) Ingram has not made any representation or warranty, expressed or implied, to Fleet, and no acts by Ingram heretofore or hereafter taken, including any review of the financial condition or business affairs of the Borrower shall be deemed to constitute any representation or warranty by Ingram to Fleet; and (c) in connection with this entry into and performance of its obligations under this Intercreditor Agreement, Fleet has made and shall continue to make its own independent investigation of the financial condition and business affairs of the Borrower, its own appraisal of the creditworthiness of the Borrower, its own independent evaluation of the value and lien status of the Fleet Priority Collateral.

SECTION 6. Events of Default. Each of the following shall constitute an event of default (an "Event of Default") hereunder (a) the failure of Ingram to comply with its covenants and agreements herein contained if such failure continues for more than twenty (20) days after Ingram is given written notice of such failure by Fleet, or (b) if any representation or warranty of Ingram is false or materially misleading when made. The Borrower acknowledges that the occurrence of any Event of Default hereunder constitutes an Event of Default as defined in the Loan Agreement.

SECTION 7. Miscellaneous.

         7.1 With respect to their respective relationships with the Borrower, each right, power and remedy of Fleet and/or Ingram provided for in this Agreement, or any other document referred to herein, as applicable, whether now existing or hereafter available at law or in equity or by statute or otherwise with respect to the Borrower, shall be cumulative and concurrent (except to the extent otherwise provided in any such document) and shall be in addition to every other such right, power or remedy. Except to the extent otherwise provided in this Agreement or any other document referred to herein, as applicable, the exercise or the beginning of the exercise by

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Fleet and/or Ingram of any one or more of such rights, powers or remedies with respect to the Borrower shall not preclude the simultaneous or later exercise of all other such rights, powers or remedies, and no course of dealing or failure or delay on the part of Fleet and/or Ingram in exercising any such right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies.

         7.2 Each party hereto agrees to execute such documents, instruments and agreements as may be reasonably necessary to carry out the agreements set forth herein.

         7.3 The parties are entering into this Agreement only for the purpose of defining the relative rights of Ingram and Fleet and nothing herein shall impair any of the obligations of the Borrower to either or both Ingram and Fleet which are unconditional and absolute; nor shall this Agreement confer any rights on any person or entity not a party hereto nor shall the Borrower be entitled to use the failure of Ingram and/or Fleet to comply with the terms of this Agreement as a defense against any claim by Ingram or Fleet against the Borrower or as a basis for a claim or counterclaim by the Borrower against either Fleet or Ingram.

         7.4 Except as expressly set forth above, Fleet shall have the right to amend, modify, supplement, extend or renew Fleet Debt and/or the Loan Agreement, the Note and any other document executed or to be executed in connection with Fleet Debt, exercise or fail to exercise any right, power, remedy or privilege under or with respect to Fleet Debt or any of aforementioned documents, grant or withhold any waiver, consent or approval with respect of any of the covenants, terms, conditions or agreements contained in any of the aforementioned documents, indulge, forebear or extend the time for performance of any covenant or agreement of the Borrower under or in connection with the aforementioned documents or otherwise take or fail to take any action with respect to Fleet Debt without the prior consent of Ingram and without affecting any of the rights or privileges of Fleet hereunder. Fleet shall promptly give Ingram notice of any amendment, modification, extension or supplement of Fleet Debt and/or the Loan Agreement, the Note, the Guaranty or any other document executed in connection with Fleet Debt.

         7.5 This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey without regard to principles of conflicts of laws.

         7.6 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the terms and conditions hereof limiting the ability of Ingram to assign the Ingram Debt or its lien on and security interest in the Fleet Priority Collateral.

         7.7 The Borrower and Ingram shall join with the Agent in executing one or more financing statements pursuant to the Uniform Commercial Code or other notice appropriate under applicable law, in form satisfactory to Fleet, for filing in all public offices where such filing is deemed by Fleet to be necessary or desirable.

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         7.8 In the event of any conflict between any term, covenant or condition of this Intercreditor Agreement and any term, covenant or condition of any of the documents evidencing, securing or otherwise executed in connection with the Ingram Debt, the provisions of this Intercreditor Agreement shall control and govern.

         7.9 Any notices required or permitted to be given hereunder shall be validly given if set forth in writing and delivered by hand against receipt or mailed, by certified mail, return receipt requested, addressed to the parties hereto at the respective addresses set forth in this Intercreditor Agreement. Any party hereto may designate any other address to which any notices shall be given by notice duly given hereunder. Any notice hereunder shall be deemed given on the day delivered by hand or on the earlier of actual receipt by the recipient two (2) business days after deposit in the mails, if so given by mail.

         7.10 This Intercreditor Agreement may not be amended or modified orally but may be amended or modified only in writing, signed by all parties hereto. No waiver of any term or provision of this Intercreditor Agreement shall be effective unless it is in writing, making specific reference to this Intercreditor Agreement and signed by the party against whom such waiver is sought or to be enforced. This Intercreditor Agreement may be signed in one or more counterparts which, when taken together, shall constitute one in the same document.

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                  IN WITNESS WHEREOF the undersigned have caused this Agreement to be executed by their respective duly authorized officers as of the date above written.

INGRAM MICRO INC.


By:_Paul Savasir
         Name:Paul Savasir
         Title: Sr. Director of Credit

Address:
Ingram Micro Inc.
1759 Wehrle Drive
Williamsville, New York 14221-7887
Attn:  Vice President - Credit



FLEET CAPITAL CORPORATION


By:  David B Rivkind
         Name:
         Title: SVP

Address:
Fleet Capital Corporation
4900 Route 70
Pennsauken, NJ 08109-4792
Attention: Mr. Charles Kirschner

Agreed to and accepted by:

EMTEC, INC.


By: Sam Bhatt
         Name:
         Title: VP FINANCE
Address:
Emtec, Inc.
817 East Gate Drive
Mount Laurel, NJ 08054